Exhibit 99.1

News Release

Contacts:

Mark A. Smith, Chief Executive Officer

Geospatial Holdings, Inc.

msmith@geospatialcorporation.com

724-353-3400

Geospatial Holdings Adjusts Revenue Guidance for 2010

PITTSBURGH, PA - June 10th, 2010 (BUSINESS WIRE) — Geospatial Holdings, Inc. (OTCBB: GSPH) announced today that due to a number of factors, including an inability for the Company or its potential clients meaningfully to access the credit markets, its projected revenue for fiscal year 2010 would be substantially lower than revenue guidance provided by the Company in the fall of 2009. Specifically the Company noted that its anticipated ability to enter into long term contracts with municipal and corporate clients for pipeline mapping services has been hampered by the inability of those potential clients readily to obtain financing for infrastructure development. Consequently, the Company’s contracted backlog is not as deep as it had anticipated when it gave earnings guidance last fall. In addition, many of the contracts that the Company has entered into in the past few months are back-end loaded and may not generate substantial revenues in 2010. On October 26th, 2009 the Company provided revenue guidance of $35 - $40 million for 2010. On May 17th, 2010, the Company filed its most recent Form 10-Q. The Company expects that its projected revenue for fiscal year 2010 will be markedly less than the October 26th, 2009 guidance. It is the Company’s intent not to provide any future revenue guidance for fiscal year 2010 or any subsequent fiscal year.

Mark Smith, Geospatial’s Chairman and CEO stated, “As Geospatial attempts to evolve from a location services company into a dominant player in the large-scale management of geo-referenced 3D underground infrastructure data for municipalities, government facilities and energy/telecom systems, we are facing a longer initial sales cycle than anticipated.”

About Geospatial Holdings, Inc.

Geospatial Holdings, Inc. through its wholly-owned subsidiary Geospatial Mapping Systems, Inc., doing business as Geospatial Corporation, utilizes proprietary technologies to determine the accurate location and position of underground pipelines, conduits and other underground infrastructure data allowing Geospatial to create accurate three-dimensional (3D) digital maps and models of all underground infrastructure. Our website is www.GeospatialCorporation.com.

GeoUnderground, the company's powerful geographic information system (GIS) database enables users to view and utilize this 3D pipeline mapping information securely from any

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Geospatial Holdings, Inc.

desktop, laptop or PDA such as a Blackberry or an iPhone. GeoUnderground seamlessly integrates with all known technologies gathering above-ground geo-referenced digital information and all standard GIS databases.

Licensed users, for the first time, have available to them a suite of technologies allowing them to collect data and create highly accurate 3D maps and models of both above-ground and below-ground infrastructure and view and share this invaluable information in a secure manner with their peers and associates anywhere in the world through a conventional browser via the internet.

Geospatial provides proprietary data acquisition technologies which accurately locate and map underground and above ground infrastructure assets such as pipelines and surface features via its GeoUnderground web-based portal. Additional information can be found at the following link: http://www.geospatialcorporation.com/flashTutorial.html

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. The Company makes forward-looking statements in this news release that represent the Company's beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management's beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company's Annual Report on Form 10-K. for the year ended December 31, 2009 and in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's Report on Form 8-K filed with the Commission. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, our actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, we do not assume a duty to update forward-looking statements whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its periodic filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by the Company in this news release are qualified by these cautionary statements.

SOURCE: Geospatial Holdings, Inc.

Geospatial Holdings, Inc.

Geospatial Holdings, Inc.

Mark A. Smith - Chairman & CEO

Voice: 724-353-3400

Email: msmith@geospatialcorporation.com

www.geospatialcorporation.com